Exhibit 10.3

Maturity Date Extension

January 17, 2014

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree to extend the maturity date of that certain Promissory Note, dated February 6, 2009 (the “Note”), granted by First Physicians Capital Group, Inc., a Delaware corporation (the “Company”), to the undersigned (the “Holder”), to June 30, 2014.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed as of the date first set forth above.

Original Outstanding Principal of Holder’s Note:

If Holder is an individual:	If Holder is an entity:

Signature	Name of Entity

Printed Name:	By:
Signature
Date:
Name:

Title:

Date:

FIRST PHYSICIANS CAPITAL GROUP, INC.

By:
Sean Kirrane
Chief Executive Officer